Exhibit 99.1

TELETECH ANNOUNCES FIRST QUARTER 2011 FINANCIAL RESULTS

Achieves First Quarter 2011 Revenue of $281 Million;

Signs $100 Million of New Business in First Quarter;

Generates $21 Million in Free Cash Flow and Repurchases $34 Million in Stock;

Reaffirms 2011 and Longer-Term Revenue and Operating Margin Outlook

ENGLEWOOD, Colo., May 3, 2011 — TeleTech Holdings, Inc. (NASDAQ: TTEC), one of the largest global providers of strategic consulting and technology-enabled business process outsourcing solutions that drive commerce and lifetime customer value, today announced financial results for the first quarter ended March 31, 2011.  The Company also filed its Quarterly Report on Form 10-Q with the Securities and Exchange Commission for the quarter ended March 31, 2011.

“We are pleased with our financial performance in the first quarter,” said Ken Tuchman, chairman and chief executive officer. “Our year-over-year revenue growth, improved operating performance and new business wins of $100 million in the first quarter reflect the value of our strategic investments in revenue diversification, innovation, and sales and marketing.

“Well run companies are increasingly recognizing the critical importance of placing the customer at the center of their business strategy,” continued Tuchman. “Our ability to serve as both a strategic advisor and implementation partner enables us to design and execute transformative, technology-focused, customer-centric strategies that deliver the highest value outcome for our clients and their customers.”

FIRST QUARTER 2011 FINANCIAL HIGHLIGHTS

TeleTech’s first quarter 2011 revenue was $281.0 million compared to $271.5 million in the year-ago period.  Revenue from TeleTech’s offshore locations in the first quarter accounted for $132.4 million or 47 percent of total revenue.

TeleTech’s first quarter 2011 income from operations was $21.5 million, or 7.6 percent of revenue, compared to $19.3 million, or 7.1 percent of revenue in the year-ago quarter.  Income from operations for the first quarter 2011 and 2010 included $1.0 million and $1.5 million, respectively, of unusual charges related to restructuring and asset impairments.

Excluding the unusual charges for both periods mentioned above, TeleTech’s first quarter 2011 non-GAAP income from operations was $22.5 million, or 8.0 percent of revenue, as compared to 7.7 percent in the year-ago quarter.

First quarter 2011 fully diluted earnings per share attributable to TeleTech shareholders was 18 cents compared to first quarter 2010 fully diluted earnings per share of 21 cents.   First quarter 2011 net income

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included a net increase to tax expense of $5.9 million related to changes in judgment for uncertain tax positions.

Excluding unusual charges for both periods, TeleTech’s first quarter 2011 non-GAAP fully diluted earnings per share attributable to TeleTech shareholders was 29 cents compared to 22 cents in the year-ago quarter.

OTHER BUSINESS HIGHLIGHTS

New Business

During the first quarter 2011 TeleTech signed an estimated $100 million in annualized revenue from both new and existing clients.

Strong Balance Sheet Continues to Fund Operations and Share Repurchases

•                  As of March 31, 2011, TeleTech had cash and cash equivalents of $189.7 million, $79.5 million of borrowings on its credit facility and total other debt of $3.9 million, resulting in a net positive cash position of $106.3 million.

•                  Free cash flow for the first quarter 2011 was $20.7 million compared to $44.8 million in the year-ago quarter.

•                  Capital expenditures for the first quarter 2011 were $3.9 million, down from $6.6 million in the first quarter 2010.

•                  TeleTech repurchased approximately 1.6 million shares of common stock during the first quarter 2011 for a total cost of approximately $34 million.  As of March 31, 2011, there was approximately $62 million authorized for future share repurchases.

2011 BUSINESS OUTLOOK

As outlined earlier this year, TeleTech estimates 2011 revenue will grow approximately 5 to 6 percent over 2010 revenue, and full year 2011 operating margin will range between 8.5 and 9.5 percent, excluding unusual charges, if any.

LONGER-TERM FINANCIAL GOALS

As TeleTech continues to expand its delivery of higher value, fully integrated solutions that span the entire customer experience continuum, TeleTech reiterates its expectation that revenue will increase from 2010 to 2014 at a compounded annual growth rate between 9 and 10 percent. Furthermore, it expects revenue from consultative and technology-based solutions to increase to approximately 25 percent of total 2014 revenue and expects operating margin to range between 11 and 12 percent by 2014.

CONFERENCE CALL

A conference call and webcast with management will be held on Wednesday, May 4, 2011 at 8:30 a.m. Eastern Time. You are invited to join a live webcast of the conference call by visiting the “Investors”

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section of the TeleTech website at www.teletech.com.  If you are unable to participate during the live webcast, a replay will be available on the TeleTech website through Wednesday, May 18, 2011.

NON-GAAP FINANCIAL MEASURES

To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP) in the United States, the Company uses the following non-GAAP financial measures: Free Cash Flow, Non-GAAP Income from Operations, Non-GAAP EBITDA and Non-GAAP EPS. TeleTech believes that providing these non-GAAP financial measures provides investors with greater transparency to the information used by TeleTech’s management in its financial and operational decision making and allows investors to see TeleTech’s results “through the eyes” of management. TeleTech also believes that providing this information better enables TeleTech’s investors to understand its operating performance and information used by management to evaluate and measure such performance. The presentation of these financial measures are not intended to be used in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.
A reconciliation of these non-GAAP financial measures is available in the financial tables attached to this press release.

ABOUT TELETECH

For nearly 30 years, TeleTech and its subsidiaries have helped the world’s largest companies achieve their most ambitious goals.  As the go-to partner for the Global 1000, the TeleTech group of companies delivers technology-based solutions that maximize revenue, transform customer experiences and optimize business processes.  From strategic consulting to operational execution, TeleTech’s approximately 44,000 employees drive success for clients in the communications and media, financial services, government, healthcare, technology, transportation and retail industries. Our companies deliver award-winning integrated solutions in support of professional services, revenue generation, customer innovation, enterprise innovation, hosted technology and learning innovation. For additional information, please visit www.teletech.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release that relate to future results and events (including statements about future financial and operating performance) are forward-looking statements based on TeleTech’s current expectations. Actual results and events in future periods could differ materially from those projected in these forward-looking statements because of a number of risks and uncertainties including: achieving estimated revenue from new, renewed and expanded client business as volumes may not materialize as forecasted, especially due to the global economic slowdown; achieving profit improvement in our International BPO operations; the ability to close and ramp new business opportunities that are currently being pursued or that are in the final stages with existing and/or potential clients; our ability to execute our growth plans, including the successful integration of acquired companies and the sales of new products; the possibility of lower revenue or price pressure from our clients experiencing a business downturn or merger in their business; greater than anticipated competition in the BPO services market, causing adverse pricing and more stringent contractual terms; risks associated with losing or not renewing client

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relationships, particularly large client agreements, or early termination of a client agreement; the risk of losing clients due to consolidation in the industries we serve; the risk of integrating strategic acquisitions; consumers’ concerns or adverse publicity regarding our clients’ products; our ability to find cost-effective locations, obtain favorable lease terms and build or retrofit facilities in a timely and economic manner; risks associated with business interruption due to weather, fires, pandemic, or terrorist-related events; risks associated with attracting and retaining cost-effective labor at our delivery centers; the possibility of asset impairments and restructuring charges; risks associated with changes in foreign currency exchange rates; economic or political changes affecting the countries in which we operate; changes in accounting policies and practices promulgated by standard setting bodies; and new legislation or government regulation that adversely impacts our tax obligations, health care costs or the BPO and customer management industry. A detailed discussion of these and other risk factors that could affect our results is included in TeleTech’s SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2010.  The Company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which is located at www.teletech.com.  All information in this release is as of May 3, 2011. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

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Karen Breen	Bob Livingston
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TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three months ended
	March 31,
	2011	2010

Revenue	$280,979	$271,526

Operating Expenses:
Cost of services	199,121	194,618
Selling, general and administrative	47,801	43,408
Depreciation and amortization	11,598	12,724
Restructuring charges, net	739	1,469
Impairment losses	230	—
Total operating expenses	259,489	252,219

Income From Operations	21,490	19,307

Other income (expense)	(270)	(211)

Income Before Income Taxes	21,220	19,096

Provision for income taxes	(9,849)	(5,054)

Net Income	11,371	14,042

Net income attributable to noncontrolling interest	(898)	(755)

Net Income Attributable to TeleTech Shareholders	$10,473	$13,287

Net Income Per Share Attributable to TeleTech Shareholders

Basic	$0.18	$0.21

Diluted	$0.18	$0.21

Income From Operations Margin	7.6%	7.1%
Net Income Attributable to TeleTech Shareholders Margin	3.7%	4.9%
Effective Tax Rate	46.4%	26.5%

Weighted Average Shares Outstanding
Basic	57,190	61,877
Diluted	58,797	63,483

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

	Three months ended
	March 31,
	2011	2010

Revenue:
North American BPO	$192,049	$207,942
International BPO	88,930	63,584
Total	$280,979	$271,526

Income (Loss) From Operations:
North American BPO	$17,568	$19,788
International BPO	3,922	(481)
Total	$21,490	$19,307

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	December 31,
	2011	2010

ASSETS
Current assets:
Cash and cash equivalents	$189,707	$119,385
Accounts receivable, net	224,665	233,706
Other current assets	65,956	71,125
Total current assets	480,328	424,216

Property and equipment, net	98,569	105,528
Other assets	131,593	130,879

Total assets	$710,490	$660,623

LIABILITIES AND EQUITY
Total current liabilities	$160,200	$172,251
Other long-term liabilities	113,008	33,554
Total equity	437,282	454,818

Total liabilities and equity	$710,490	$660,623

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

	Three months ended
	March 31,
	2011	2010

Reconciliation of Gross Margin:

Revenue	$280,979	$271,526
Cost of services	199,121	194,618
Gross margin	$81,858	$76,908

Gross margin percentage	29.1%	28.3%

Reconciliation of EBIT & EBITDA:

Net Income attributable to TeleTech shareholders	$10,473	$13,287
Interest income	(666)	(574)
Interest expense	1,380	817
Provision for income taxes	9,849	5,054
EBIT	$21,036	$18,584

Depreciation and amortization	11,598	12,724

EBITDA	$32,634	$31,308

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$11,371	$14,042
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,598	12,724
Other	1,639	24,666
Net cash provided by operating activities	24,608	51,432

Less - Total Capital Expenditures	3,870	6,608

Free Cash Flow	$20,738	$44,824

Reconciliation of Non-GAAP Income from Operations:

Income from Operations	$21,490	$19,307
Restructuring charges, net	739	1,469
Impairment losses	230	—

Non-GAAP Income from Operations	$22,459	$20,776

Reconciliation of Non-GAAP EPS:

Net Income attributable to TeleTech shareholders	$10,473	$13,287
Add: Asset impairment and restructuring charges, net of related taxes	683	987
Add: Changes in judgement for uncertain tax positions recorded in prior periods	5,850	—

Non-GAAP Net Income attributable to TeleTech shareholders	$17,006	$14,274

Diluted shares outstanding	58,797	63,483

Non-GAAP EPS attributable to TeleTech shareholders	$0.29	$0.22

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

	Three months ended
	March 31,
	2011	2010

Reconciliation of Non-GAAP EBITDA:

Net Income attributable to TeleTech shareholders	$10,473	$13,287
Interest income	(666)	(574)
Interest expense	1,380	817
Provision for income taxes	9,849	5,054
Depreciation and amortization	11,598	12,724
Asset impairment and restructuring charges	969	1,469
Equity-based compensation expense	3,760	3,188

Non-GAAP EBITDA	$37,363	$35,965